PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31683, No. 333-31685 and No. 333-66659) and on
Form S-3 (No. 333-67101 and No. 333-67467) of Planet Hollywood International, Inc. of our report dated April 3, 2000 which is incorporated in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Orlando, Florida
April 3, 2000